MGG Investment Group LP
One Penn Plaza, Suite 5350
New York, New York 10119

December 22, 2020

Mr. Kim Thorpe
Senior V.P. and Chief Financial Officer
GEE Group Inc.
7751 Belfort Parkway Suite 150
Jacksonville, Florida 32256

Re: Revolving Credit, Term Loan and Security Agreement

Dear Mr. Thorpe:

Reference hereby is made to the Revolving Credit, Term Loan and Security Agreement, dated as of March 31, 2017 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among GEE Group Inc., an Illinois corporation ("Holdings"), certain of its Subsidiaries listed on the signature pages thereto (together with Holdings and each Person joined thereto as a borrower from time to time, collectively, the "Borrowers" and each a "Borrower"), each Subsidiary of Holdings listed as a "Guarantor" on the signature pages thereto (together with each other Person joined thereto as a guarantor from time to time, collectively, the "Guarantors", and each a "Guarantor", and together with the Borrowers, collectively, the "Loan Parties" and each a "Loan Party"), the lenders which now are or which hereafter become a party thereto that make Revolving Advances hereunder (together with their respective successors and assigns, collectively, the "Revolving Lenders" and each a "Revolving Lender"), the lenders which now are or which hereafter become a party thereto that made or acquire an interest in the Term Loans (together with their respective successors and assigns, collectively, the "Term Loan Lenders" and each a "Term Loan Lender", and together with the Revolving Lenders, collectively, the "Lenders" and each a "Lender"), MGG Investment Group LP ("MGG"), as administrative agent for Lenders (together with its successors and assigns, in such capacity, the "Administrative Agent"), MGG, as collateral agent for the Lenders (together with its successors and assigns, in such capacity, the "Collateral Agent"), and MGG, as term loan agent for the Lenders (together with its successors and assigns, in such capacity, the "Term Loan Agent" and collectively with the Administrative Agent and the Collateral Agent, the "Agents"). Capitalized terms used herein but not specifically defined herein shall have the meanings ascribed to them in the Credit Agreement.

This letter serves as an acknowledgement by MGG, on behalf of each of its Affiliates and related funds that are Lenders under the Credit Agreement, and CM Finance SPV, LTD, as a

Term Loan Lender, that each reference in Section 3.16 and Section 3.17 of the Credit Agreement to "September 30, 2020" is hereby amended to refer to "June 30, 2021".

The parties hereto acknowledge and agree that the amendment described in the preceding paragraph shall be effective only in this specific instance and for the specific purpose set forth herein and does not allow for any other or further departure from the terms and conditions of the Credit Agreement or any Other Document, which terms and conditions shall continue in full force and effect.

Each Loan Party releases and discharges the Agents, the Lenders and each of their successors, assignees, participants, officers, directors, members, affiliates, advisors, attorneys, agents and employees (the "Releasees"), from any and all duties, liabilities, obligations, claims, demands, accounts and actions that it at any time had or has or that its successors and assigns hereafter may have against any Releasee that arises under, or in connection with, or that otherwise relates, directly or indirectly, to the Credit Agreement, any Other Document, or to any acts or omissions of any such Releasee in connection with any of the foregoing.

This letter agreement shall be construed under and governed by the laws of the State of New York applicable to contracts made and to be performed in the State of New York, and may be executed in any number of counterparts and by different parties on separate counterparts. Each of such counterparts shall be deemed to be an original, and all of such counterparts, taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this agreement by facsimile or electronic mail shall be equally effective as delivery of a manually executed counterpart. This agreement may not be amended or otherwise modified unless the same shall be in writing and signed by the parties hereto. If this agreement becomes the subject of a dispute, each of the parties hereto hereby waives trial by jury.

[Remainder of Page Intentionally Left Blank]

Yours truly,

MGG INVESTMENT GROUP L.P.

By: ______________________

Name: ______________________
Title: ______________________

CM FINANCE SPV, LTD.

By: Rocco DelGuercio

Name: Rocco DelGuercio
Title: Authorized Signatory

ACKNOWLEDGED AND AGREED:

GEE GROUP INC

By: ______________________

Name: Kim Thorpe
Title: Sr. VP, CFO